Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S1/A - Amendment No. 2 of our report dated January 3, 2012 with respect to the audited consolidated financial statements of AudioEye, Inc. for the years ended December 31, 2010 and 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

January 3, 2012